Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Sonoma Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)

Equity	Common Stock, par value $0.0001 per share, issued under the Sonoma Pharmaceuticals, Inc. 2016 Equity Incentive Plan	457(c) and 457(h)	130,741(3)	$3.33	$435,367.53	$153.10 per $1,000,000	$66.65
Equity	Common Stock, par value $0.0001 per share, issued under the Sonoma Pharmaceuticals, Inc. 2024 Equity Incentive Plan	457(c) and 457(h)	81,713(4)	$3.33	$272,104.29	$153.10 per $1,000,000	$41.66
Total Offering Amounts			212,454		$707,471.82		$108.31
Fees Previously Paid							$–
Net Fee Due							$108.31

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Sonoma Pharmaceuticals, Inc. 2016 Equity Incentive Plan described herein.

(2)	Estimated solely for calculation of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act, based on the average of the high and low prices for the Registrant’s Common Stock on June 10, 2025, as reported on the Nasdaq Capital Market.

(3)	Represents shares of common stock that were added to the share authorized for issuance under the respective plan pursuant to “evergreen” provisions in the plan. Under these provisions, the number of shares authorized for issuance increased by 130,741 shares on April 1, 2025.

(4)	Represents shares of common stock that were added to the share authorized for issuance under the respective plan pursuant to “evergreen” provisions in the plan. Under these provisions, the number of shares authorized for issuance increased by 81,713 shares on April 1, 2025.